UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                                December 16, 2004


                              IDENTIX INCORPORATED
             (Exact name of registrant as specified in its charter)


          Delaware                    01-09641                    94-2842496
(State or Other Jurisdiction        (Commission                 (IRS Employer
      of Incorporation)             File Number)             Identification No.)


          5600 Rowland Road
            Minnetonka, MN                                         55343
(Address of principal executive offices)                         (Zip Code)


               Registrant's telephone number, including area code
                                 (952) 932-0888


                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 14, 2004, Identix Incorporated entered into an agreement with Vasona Business Park (VBP), a California partnership, to terminate Identix' current lease obligations to VBP related to Identix' dormant office and manufacturing facilities in Los Gatos, California. Identix will pay VBP, the lessor of the facilities, a one time sum of $5.25 million, on or after Tuesday, January 4, 2005, but no later than 5:00 p.m. Pacific Time on Friday, January 7, 2005, in return for the early termination and release of Identix' obligations under the lease.

Identix' Los Gatos facilities, which have been vacant since the Company relocated its corporate headquarters and manufacturing operations to Minnetonka, MN following its merger with Visionics Corporation in June 2002, consist of approximately 33,000 square feet. Identix would have been obligated to make payments in excess of $6.8 million over the remaining term of the lease, which would have ended in December 2007.


Item 9.01 Financial Statements and Exhibits

(c)  Exhibits


     99.1 Press dated December 16, 2004 issued by Identix Incorporated regarding agreement with VBP to terminate Identix' current lease obligations to VBP related to Identix' dormant office and manufacturing facilities in Los Gatos, California.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                IDENTIX INCORPORATED

Date: December 16, 2004                         By: /s/ Elissa Lindsoe
                                                    ----------------------------
                                                    Elissa Lindsoe,
                                                    Chief Financial Operator
                                                    (Duly authorized officer and
                                                    Principal Financial Officer)